Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-115675) of Chiquita Brands International, Inc. of our report dated June 17, 2011 relating to the financial statements and supplemental schedules of the Chiquita Savings and Investment Plan as of and for the years ended December 31, 2010 and 2009, which appear in this Form 11-K.

/s/PRICEWATERHOUSECOOPERS LLP

Cincinnati, Ohio

June 17, 2011